EXECUTION VERSION 742728905 AMENDMENT NO. 1 TO CREDIT AGREEMENT This Amendment No. 1 to Credit Agreement, dated as of September 17, 2021 (this “Amendment”) is entered into by and among Deckers Outdoor Corporation (the “Company”), JPMorgan Chase Bank, N.A., as Administrative Agent and each Lender with reference to the Credit Agreement, dated as of September 20, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing prior to the date hereof, the “Credit Agreement”), among the Company, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent. Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Credit Agreement. WHEREAS, the parties hereto have agreed to make certain amendments to the Credit Agreement. NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: 1. Amendment. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 of this Amendment, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto. 2. Conditions Precedent. This Amendment shall become effective on the date (the “Amendment Effective Date”) that the Administrative Agent shall have received each of the following: (a) counterparts of this Amendment duly executed by the Borrowers, each Lender and the Administrative Agent; (b) a written consent hereto (the “Consent”) executed by the Guarantors in substantially the form of Exhibit B attached hereto; and (c) all fees required to be paid to the Administrative Agent or any Lender and all expenses for which reasonably detailed invoices have been presented on or before the Amendment Effective Date shall have been paid. 3. Representations and Warranties. Each Borrower represents and warrants to the Administrative Agent and the Lenders that (a) the representations and warranties contained in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date hereof (other than (i) such representations as are made as of a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date and (ii) such representations that are qualified by

742728905 materiality or as to Material Adverse Effect in the text thereof, in which case such representations and warranties are true and correct in all respects), and (b) no Default now exists. 4. Confirmation. On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by the Amendment. In all other respects, the terms of the Credit Agreement and the other Loan Documents are hereby confirmed. 5. Counterparts. This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. In addition to and without limitation of any of the foregoing, this Amendment shall be deemed to be a Loan Document and shall otherwise be subject to all of the terms and conditions contained in Sections 9.09 and 9.10 of the Credit Agreement, as amended by the Amendment, mutatis mutandi. [Remainder of page intentionally left blank.]

742728905 JPMORGAN CHASE BANK, N.A., as a Lender, as Issuing Bank and as Administrative Agent By _________________________ Name: Heather Hoopingarner Title: Vice President

742728905 CITIBANK, N.A., By _________________________ Name: Title: Senior Vice President Jonathan Eng

742728905 MUFG BANK, LTD., By _________________________ Name: Title: Lillian Kim Director

742728905 U.S. BANK NATIONAL ASSOCIATION, By _________________________ Name: Joyce P. Dorsett Title: Senior Vice President

742728905 BANK OF AMERICA, N.A., By Name: Gregory M. Bland Title: Senior Vice President

742728905 SUMITOMO MITSUI BANKING CORPORATION, By _________________________ Name: Rosa Pritsch Title: Director

[Signature Page to Credit Agreement] 742706999 WELLS FARGO BANK, N.A., By _________________________ Name: Andre Hester Title: Director

742728905 A-1 Exhibit A to Amendment No. 1 [attached]

EXHIBIT A EXECUTION VERSION CREDIT AGREEMENT dated as of September 20, 2018 among DECKERS OUTDOOR CORPORATION, as the Company, The Subsidiaries of the Company Party Hereto as Designated Borrowers The Lenders Party Hereto and JPMORGAN CHASE BANK, N.A. as Administrative Agent Citibank, N.A., Comerica Bank and HSBC Bank USA, National Association, as Co-Syndication Agents MUFG Bank, Ltd. and U.S. Bank National Association, as Co-Documentation Agents ___________________________ JPMORGAN CHASE BANK, N.A. and COMERICA BANK, as Joint Lead Arrangers and Joint Bookrunners 729683662742706999

TABLE OF CONTENTS Page ARTICLE I DEFINITIONS 1 SECTION 1.01 Defined Terms 1 SECTION 1.02 Pro Forma Calculations 3040 SECTION 1.03 Terms Generally 3041 SECTION 1.04 Accounting Terms; GAAP 3141 SECTION 1.05 Exchange Rates; Currency Translation 31Equivalents 42 SECTION 1.06 Interest Rates 32; LIBOR Notification 42 ARTICLE II THE CREDITS 3243 SECTION 2.01 Commitments 3243 SECTION 2.02 Loans and Borrowings 3244 SECTION 2.03 Requests for Borrowings 3345 SECTION 2.04 [Reserved] 3446 SECTION 2.05 Letters of Credit 3446 SECTION 2.06 Funding of Borrowings 4051 SECTION 2.07 Interest Elections 4052 SECTION 2.08 Termination and Reduction of Commitments 4254 SECTION 2.09 Repayment of Loans; Evidence of Debt 4254 SECTION 2.10 Prepayment of Loans 4355 SECTION 2.11 Fees 4456 SECTION 2.12 Interest 4557 SECTION 2.13 Alternate Rate of Interest; Illegality 4759 SECTION 2.14 Increased Costs 4863 SECTION 2.15 Break Funding Payments 5064 SECTION 2.16 Withholding of Taxes; Gross-Up 5065 SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs 5771 SECTION 2.18 Mitigation Obligations; Replacement of Lenders 5974 SECTION 2.19 Increase in Commitments 6075 SECTION 2.20 Defaulting Lenders 6276 SECTION 2.21 Designated Borrowers 6479 - i- 729683662742706999

TABLE OF CONTENTS (continued) Page SECTION 2.22 Extensions of Maturity 6680 ARTICLE III REPRESENTATIONS AND WARRANTIES 6782 SECTION 3.01 Organization; Powers 6782 SECTION 3.02 Authorization; Enforceability 6782 SECTION 3.03 Governmental Approvals; No Conflicts 6882 SECTION 3.04 Financial Condition; No Material Adverse Change 6883 SECTION 3.05 Properties 6883 SECTION 3.06 Litigation and Environmental Matters 6883 SECTION 3.07 Compliance with Laws and Agreements 6984 SECTION 3.08 Investment Company Status 6984 SECTION 3.09 Taxes 6984 SECTION 3.10 ERISA 6984 SECTION 3.11 Disclosure 7084 SECTION 3.12 Anti-Corruption Laws and Sanctions 7085 SECTION 3.13 Patriot Act 7085 SECTION 3.14 Canadian Defined Benefit Plans 7085 SECTION 3.15 EEAAffected Financial Institutions 7185 ARTICLE IV CONDITIONS 7185 SECTION 4.01 Effective Date 7186 SECTION 4.02 Each Credit Event 7387 ARTICLE V AFFIRMATIVE COVENANTS 7388 SECTION 5.01 Financial Statements; Ratings Change and Other Information 7388 SECTION 5.02 Notices of Material Events 7590 SECTION 5.03 Existence; Conduct of Business 7691 SECTION 5.04 Payment of Obligations 7691 SECTION 5.05 Maintenance of Properties; Insurance 7691 SECTION 5.06 Books and Records; Inspection Rights 7691 SECTION 5.07 Compliance with Laws 7792 SECTION 5.08 Use of Proceeds and Letters of Credit 7792 - ii- 729683662742706999

TABLE OF CONTENTS (continued) Page SECTION 5.09 Covenant to Guarantee Obligations 7792 ARTICLE VI NEGATIVE COVENANTS 7893 SECTION 6.01 Indebtedness 7893 SECTION 6.02 Liens 8195 SECTION 6.03 Fundamental Changes 8196 SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions 8297 SECTION 6.05 Swap Agreements 8499 SECTION 6.06 Restricted Payments 8499 SECTION 6.07 Transactions with Affiliates 8499 SECTION 6.08 Restrictive Agreements 8599 SECTION 6.09 Accounting Changes 85100 SECTION 6.10 Financial Covenants 85100 SECTION 6.11 Prepayments, Etc., of Indebtedness 86101 SECTION 6.12 Canadian Defined Benefit Plans 86101 ARTICLE VII EVENTS OF DEFAULT 86101 SECTION 7.01 Events of Default 86101 SECTION 7.02 Application of Payments 89104 ARTICLE VIII THE ADMINISTRATIVE AGENT 90105 SECTION 8.01 Authorization and Action 90105 SECTION 8.02 Administrative Agent’s Reliance, Indemnification, Etc 93108 SECTION 8.03 Posting of Communications 94109 SECTION 8.04 The Administrative Agent Individually 96111 SECTION 8.05 Successor Administrative Agent 96111 SECTION 8.06 Acknowledgements of Lenders and Issuing Bank 97112 SECTION 8.07 Certain ERISA Matters 97113 SECTION 8.08 Cash Management Agreements and Hedge Agreements 100116 ARTICLE IX MISCELLANEOUS 100116 SECTION 9.01 Notices 100116 SECTION 9.02 Waivers; Amendments 101117 -iii- 729683662742706999

TABLE OF CONTENTS (continued) Page SECTION 9.03 Expenses; Indemnity; Damage Waiver 103119 SECTION 9.04 Successors and Assigns 105121 SECTION 9.05 Survival 109125 SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution 109125 SECTION 9.07 Severability 110126 SECTION 9.08 Right of Setoff 110126 SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process110126 SECTION 9.10 WAIVER OF JURY TRIAL 111127 SECTION 9.11 Headings 112128 SECTION 9.12 Confidentiality 112128 SECTION 9.13 Material Non-Public Information 112128 SECTION 9.15 No Fiduciary Duty, etc 113129 SECTION 9.16 USA PATRIOT Act 114130 SECTION 9.17 Acknowledgement and Consent to Bail-In of EEA Affected Financial Institutions 114130 SECTION 9.18 Acknowledgement Regarding Any Supported QFCs 131 SECTION 9.19 Anti-Money Laundering 115131 SECTION 9.199.20 Judgment Currency 115132 - iv- 729683662742706999

SCHEDULES: Schedule 2.01 -- Commitments Schedule 2.05 -- Existing Letters of Credit Schedule 3.06 -- Disclosed Matters Schedule 6.01 -- Existing Indebtedness Schedule 6.02 -- Existing Liens Schedule 6.04 -- Existing Investments Schedule 6.08 -- Existing Restrictions EXHIBITS: Exhibit A -- Form of Assignment and Assumption Exhibit B -- Reserved Exhibit C -- Form of Compliance Certificate Exhibit D -- Form of Guaranty Exhibit E -- Form of U.S. Tax Compliance Certificate Exhibit F-1 -- Form of Election to Participate Exhibit F-2 -- Form of Election to Terminate v 729683662 742706999

CREDIT AGREEMENT dated as of September 20, 2018 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among DECKERS OUTDOOR CORPORATION, a Delaware corporation, as the Company, DECKERS EUROPE LIMITED, a limited liability company incorporated in England and Wales (“Deckers Europe”), DECKERS UK LTD, a limited liability company incorporated in England and Wales (“Deckers UK”), DECKERS BENELUX B.V., a Netherlands limited liability company having its official seat (statutaire zetel) in The Hague, the Netherlands, registered with the Dutch trade register under number 27354489 (“Deckers Benelux”), DECKERS OUTDOOR CANADA ULC, a British Columbia unlimited liability company (“Deckers Canada”), DECKERS OUTDOOR INTERNATIONAL LIMITED, a Hong Kong limited liability company (“Deckers Hong Kong”), each other DESIGNATED BORROWER party hereto from time to time, the LENDERS party hereto from time to time, and JPMORGAN CHASE BANK, N.A. (“JPMCB”), as Administrative Agent. The parties hereto agree as follows: ARTICLE I DEFINITIONS Defined Terms. As used in this Agreement, the following termsSECTION 1.01 have the meanings specified below: “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars. “Acquisition” means with respect to any Person, the purchase or other acquisition of (i) any Equity Interests of another Person if immediately thereafter such other Person would become a Subsidiary of such Person, (ii) all or substantially all of the assets of another Person, or (iii) a division or business unit of another Person, in each case other than of Persons that immediately prior to such transaction was already a Subsidiary. “Additional Lender” has the meaning set forth in Section 2.19(b). “Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Adjusted LIBO Rate” means, with respect to any EurocurrencyTerm Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/10016 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Administrative Agent” means JPMorgan Chase Bank, N.A., including its branches and Affiliates, in its capacity as administrative agent for the Lenders hereunder, or any successor administrative agent. 729683662 742706999

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Agent Indemnitee” has the meaning assigned to it in Section 9.03(c). “Agreed Currencies” means Dollars and each Approved Currency. “Agreement” has the meaning set forth in the preamble hereto. “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%,; provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the LIBO Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof, (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.13(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined pursuant to the foregoing would be less than zero1.00%, such rate shall be deemed to be zero1.00% for purposes of this Agreement. “AML Legislation” has the meaning set forth in Section 9.18. “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Party” has the meaning assigned to it in Section 8.03(c). “Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment; provided, that in the case of Section 2.20, when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in 2 729683662 742706999 effect, giving effect to any assignments and to any Lender's status as a Defaulting Lender at the time of determination.

"Applicable Rate" means, for any day, with respect to any ABR Loan ~~or Eurocurrency~~, Term Benchmark Revolving Loan, RFR Revolving Loan, CBR Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "~~Eurocurrency~~Term Benchmark/CDOR Spread", "RFR Spread" or "Commitment Fee Rate", as the case may be, determined by reference to the Total Adjusted Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.01(c) (and, in the case of CBR Loans, shall be the same as the most recent Term Benchmark/CDOR Spread or RFR Spread for such currency, as applicable):

Category	Total Adjusted Leverage Ratio	ABR Spread	~~Eurocurrency~~Term Benchmark /CDOR Spread	RFR Spread	Commitment Fee Rate
Category 1	Less than 1.25 to 1.00	0.125%	1.125%	1.125% + 0.1193%	0.125%
Category 2	Greater than or equal to 1.25 to 1.00 but less than 2.00 to 1.00	0.25%	1.25%	1.25% + 0.1193%	0.15%
Category 3	Greater than or equal to 2.00 to 1.00 but less than 2.75 to 1.00	0.375%	1.375%	1.375% + 0.1193%	0.175%
Category 4	Greater than or equal to 2.75 to 1.00	0.625%	1.625%	1.625% + 0.1193%	0.20%

From the Effective Date until the date that a Compliance Certificate is required to be delivered pursuant to Section 5.01(c) for the fiscal quarter of the Company ending September 30, 2018, Category 2 shall apply. Any increase or decrease in the Applicable Rate resulting from a change in the Total Adjusted Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Category 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date such Compliance Certificate is delivered. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.12(f).

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“Applicable Time” means, with respect to any Borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. “Approved Currency” means Euros, Sterling, Canadian Dollars and any other currency (other than dollars) approved by the Administrative Agent, each Lender and the Issuing Bank. “Approved Currency Sublimit” means an amount equal to the lesser of the total Commitments and $175,000,000. The Approved Currency Sublimit is part of, and not in addition to, the total Commitments. “Approved Electronic Platform” has the meaning assigned to it in Section 8.03(a). “Approved Fund” has the meaning assigned to such term in Section 9.04. “Arranger” means each of JPMorgan Chase Bank, N.A. and Comerica Bank in their capacities as bookrunner and lead arranger hereunder. “Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent. “Auto-Extension Letter of Credit” has the meaning set forth in Section 2.05(c). “Available Basket” shall mean, on any date of determination (the “Available Basket Reference Date”), an amount equal to the sum, without duplication, of: (i) an amount equal to the greater of (x) $50,000,000 and (y) 15.0% of Consolidated EBITDAR for the period of four fiscal quarters of the Company most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01 prior to the Available Basket Reference Date; plus (ii) an amount equal to 50% of Consolidated Net Income on a cumulative basis during the period from and including the first day of the fiscal quarter of the Company in which the Effective Date occurred through and including the last day of the most recently ended fiscal quarter of the Company prior to the Available Basket Reference Date for which financial statements have been delivered pursuant to Section 5.01 (provided that in no event shall the amount under this clause (ii) be less than zero); minus (iii) the sum of (a) the aggregate amount of investments, loans and advances made using the Available Basket pursuant to Section 6.04(l), (b) the aggregate amount of Restricted Payments made using the Available Basket pursuant to Section 4 729683662 742706999

6.06(e) and (c) the aggregate amount of prepayments, redemptions, purchases, defeasances or other satisfactions of Indebtedness made using the Available Basket prior to such date pursuant to Section 6.11(a)(2), in each case under this clause (iii) during the period from and including the Effective Date through and including the Available Basket Reference Date (without taking account of the intended usage of the Available Basket on such Available Basket Reference Date for which such determination is being made). “Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 2.13. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEAAffected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute. “Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, receiver and manager, interim receiver, manager, monitor, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its 5 729683662 742706999 assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Benchmark” means, initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.13. “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Approved Currency or in the case of an Other Benchmark Rate Election, “Benchmark Replacement” shall mean the alternative set forth in (iii) below: (i) in the case of any Loan denominated in Dollars, the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (ii) in the case of any Loan denominated in Dollars, the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; (iii) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrowers as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (i), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, in the case of clause (iii), when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrative Agent and the Borrowers shall be the term benchmark rate that is used in lieu of a LIBOR-based rate in the relevant other Dollar-denominated syndicated credit facilities; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related 6 729683662 742706999

Benchmark Replacement Adjustment, as set forth in clause (i) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (i), (ii) or (iii) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (i) for purposes of clauses (i) and (ii) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (ii) for purposes of clause (iii) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrowers for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time; provided that, in the case of clause (i) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion. 7 729683662 742706999

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark: (i) in the case of clause (i) or (ii) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); (ii) in the case of clause (iii) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; (iii) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrowers pursuant to Section 2.13(c); or (iv) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or Other Benchmark Rate Election, as applicable, is provided to the Lenders, written notice of objection to such Early Opt-in Election or Other Benchmark Rate Election, as applicable, from Lenders comprising the Required Lenders. 8 729683662 742706999

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (i) or (ii) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark: (i) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (ii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (iii) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has 9 729683662 742706999 replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13. “Beneficial Owner” means, with respect to any U.S. Federal withholding Tax, the beneficial owner, for U.S. Federal income tax purposes, to whom such Tax relates. “Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”, and (d) a similar plan pursuant to the laws of Canada. “BHC Act Affiliate” of a party means an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Borrowers” means the Company and the Designated Borrowers. “Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2, duly completed and filed by the relevant Borrower within the applicable time limit, which contains the scheme reference number and jurisdiction of tax residence provided by a Lender to the relevant Borrowers and the Administrative Agent. “Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of EurocurrencyTerm Benchmark Loans, as to which a single Interest Period is in effect. “Borrowing Request” means a request by a Borrower for a Borrowing in accordance with Section 2.03. “Business Day” means any day that is not(other than a Saturday, or a Sunday or other day) on which commercial banks are open for business in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not in relation to Loans denominated in Sterling and in relation to the calculation or computation of LIBOR, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day and (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in deposits in the applicable currency in the London interbank market and (b) when used in connection with a Eurocurrency Loan or a Letter of Credit denominated in an 10 729683662 742706999

Approved Currency, the term “Business Day” shall also exclude any day on which banks are not open in the principal financial center for such currency (which in the case of Canadian Dollars shall be Toronto, Canada)the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day. “Canadian Defined Benefit Plan” means a “registered pension plan”, as that term is defined in subsection 248(1) of the Income Tax Act (Canada), which is or was sponsored, administered or contributed to, or required to be contributed to by, any Loan Party or under which any Loan Party has any actual or potential liability, and which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada). “Canadian Dollar” means lawful money of Canada. “Canadian Loan Party” means any Loan Party incorporated or otherwise organized under the laws of Canada or any province or territory thereof. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, stored value card, purchase card, pooling, netting, electronic funds transfer and other cash management arrangements, that is entered into by and between the Company or any Subsidiary and any Cash Management Bank. “Cash Management Bank” means any Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender (or was, at the time it entered into a Cash Management Agreement, a lender or an Affiliate of a lender under the Existing Credit Agreement), in its capacity as a party to such Cash Management Agreement. “CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate. “Central Bank Rate” means, (A) the greater of (i) for any Loan denominated in (a) Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the 11 729683662 742706999 central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time, and (c) any other Approved Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) zero; plus (B) the applicable Central Bank Rate Adjustment. “Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of SONIA for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest SONIA applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Sterling in effect on the last RFR Business Day in such period, and (c) any other Alternative Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month (or, in the event the EURIBOR Screen Rate for deposits in the applicable Agreed Currency is not available for such maturity of one month, shall be based on the EURIBOR Interpolated Rate as of such time); provided that if such rate shall be less than zero, such rate shall be deemed to be zero. “CDOR Rate” means for the relevant interest period, the Canadian deposit offered rate which, in turn means on any day the annual rate of interest determined with reference to the arithmetic average of the discount rate quotations of all institutions listed in respect of the relevant interest period for Canadian Dollar-denominated bankers’ acceptances displayed and identified as such on the “Reuters Screen CDOR Page” as defined in the International Swap Dealer Association, Inc. definitions, as modified and amended from time to time, as of 10:00 a.m. Toronto local time on such day and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by Administrative Agent after 10:00 a.m. Toronto local time to reflect any error in the posted rate of interest or in the posted average annual rate of interest); provided that if such rates are not available on the Reuters Screen CDOR Page on any particular day, then the CDOR Rate on that day shall be calculated as the arithmetic mean of the rates applicable to Canadian Dollar denominated bankers’ acceptances for the relevant period publicly quoted for customers in Canada by banks listed in Schedule I of the Bank Act (Canada) as of 10:00 A.M. Toronto, Ontario local time on such day,; or if such day is not a Business Day, then on the immediately preceding Business Day; provided, that if the CDOR Rate shall be less than zero, the CDOR Rate shall be deemed to be zero for purposes of this Agreement. “CFC” shall mean any Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Code. 12 729683662 742706999

“Consolidated Total Assets” means as of any date of determination thereof, the aggregate consolidated net book value of the assets of the Company and its Subsidiaries after all appropriate adjustments in accordance with GAAP. “Consolidated Total Debt” means, on any date of determination, the aggregate amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis on such date, but excluding (i) any such Indebtedness consisting of Guarantees of operating leases, (ii) any Indebtedness described in clauses (c), (d) or (e) of the definition of “Indebtedness” (and not otherwise constituting Indebtedness), (iii) any Indebtedness under clause (h) or (i) of the definition of “Indebtedness” until such letters of credit, letters of guaranty or bankers’ acceptances are drawn upon or exercised or otherwise become due and payable, (iv) any Indebtedness consisting of customs duty deferment bonds in the ordinary course of business, (v) any Indebtedness incurred by Deckers Benelux arising as a result of fiscal unity (fiscal eenheid), (vi) any trade debt incurred in the ordinary course of business and (vii) Indebtedness related to Sheepskin Arrangements. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Credit Party” means the Administrative Agent, the Issuing Bank or any Lender. “Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to the greater of (a) for any RFR Loan denominated in Sterling, SONIA for the day that is five (5) Business Days prior to (A) if such RFR Interest Day is a Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day and (b) zero. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrowers. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. “Debtor Relief Laws” means the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, 16 729683662 742706999 insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect, including any applicable corporations legislation to the extent the relief sought under such corporations legislation relates to or involves the compromise, settlement, adjustment or arrangement of debt. “Deckers Benelux” has the meaning set forth in the preamble hereto. “Deckers Canada” has the meaning set forth in the preamble hereto. “Deckers Europe” has the meaning set forth in the preamble hereto. “Deckers Hong Kong” has the meaning set forth in the preamble hereto. “Deckers UK” has the meaning set forth in the preamble hereto. “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within (3) three Business Days after request by a Credit Party or the Company, acting in good faith, to provide a certification in writing from an authorized officer of such Lender to such Credit Party or the Company, as the case may be, that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s or the Company’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become, or has a Lender Parent that has become, the subject of (A) a Bankruptcy Event or (B) a Bail-In Action. “Denomination Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Approved Currency (solely with respect to such Borrowing), (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Approved Currency pursuant to Section 2.02 (solely with respect to such Eurocurrency Rate Loan), (iii) each date of a redenomination of a Loan denominated in an Approved Currency into dollars pursuant to Section 2.07(e) (solely with respect to such Loan) 17 729683662 742706999 and (iv) such additional dates as the Administrative Agent shall determine (but, unless an Event of Default has occurred and is continuing, in no event more than twice during any calendar month pursuant to this clause (iv)); and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Approved Currency, (ii) each date of an amendment of any Letter of Credit denominated in an Approved Currency having the effect of increasing the amount thereof, (iii) each date of any LC Disbursement with respect to any Letter of Credit denominated in an Approved Currency, and (iv) such additional dates as the Administrative Agent or the Issuing Bank shall determine (but, unless an Event of Default has occurred and is continuing, in no event more than once during any calendar month pursuant to this clause (iv)). “Designated Borrower” means each Effective Date Foreign Borrower and each Subsidiary as to which an Election to Participate shall have been delivered to the Administrative Agent after the Effective Date, but in each case excluding any such Subsidiary as to which an Election to Terminate shall have been delivered to the Administrative Agent by the Company, in each case pursuant to Section 2.21. “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06. “Documentation Agent” means, collectively, MUFG Bank, Ltd. and U.S. Bank National Association. "Dollars", “dollars” or “$” refers to lawful money of the United States. “Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States. “Early Opt-in Election” means, if the then current Benchmark with respect to Dollars is LIBO Rate, the occurrence of: (i) a notification by the Administrative Agent to (or the request by the Borrowers to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (ii) the joint election by the Administrative Agent and the Borrowers to trigger a fallback from LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrowers and the Lenders. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established 18 729683662 742706999 in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02). “Effective Date Foreign Borrowers” means each of Deckers Europe, Deckers UK, Deckers Benelux, Deckers Canada and Deckers Hong Kong. “Election to Participate” means an election by the Company to designate a Subsidiary as a Designated Borrower hereunder executed by the Company and such Designated Borrower substantially in the form of Exhibit F-1. “Election to Terminate” means an election by the Company to terminate a Designated Borrower’s status as a Borrower hereunder, executed by the Company substantially in the form of Exhibit F-2. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a personPerson with the intent to sign, authenticate or accept such contract or record. “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to human health and safety matters (insofar as such health and safety may be adversely affected by exposure to dangerous or harmful substances or environmental conditions). “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder 19 729683662 742706999 thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Euro” means the single currency of the Participating Member States.EURIBOR Interpolated Rate” means, at any time, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the EURIBOR Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the EURIBOR Screen Rate for the longest period (for which the EURIBOR Screen Rate is available for Euros) that is shorter than the Impacted EURIBOR Rate Interest Period; and (b) the EURIBOR Screen Rate for the shortest period (for which the EURIBOR Screen Rate is available for Euros) that exceeds the Impacted EURIBOR Rate Interest Period, in each case, at such time; provided that, if any EURIBOR Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Eurocurrency”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate 20 729683662 742706999 determined by reference to the Adjusted LIBO Rate.EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the EURIBOR Screen Rate at approximately 11:00 a.m., Brussels time, two TARGET Days prior to the commencement of such Interest Period; provided that, if the EURIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted EURIBOR Rate Interest Period”) with respect to Euros then the EURIBOR Rate shall be the EURIBOR Interpolated Rate. “EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as of 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrowers. If the EURIBOR Screen Rate shall be less than zero, the EURIBOR Screen Rate shall be deemed to be zero for purposes of this Agreement. “Euro” and "€" means the single currency of the Participating Member States. “Event of Default” has the meaning assigned to such term in Section 7.01. “Exchange Rate” means on any day, for purposes of determining the U.S. Dollar Equivalent of any other currency, the rate at which such currency may be exchanged into dollars at 11:00 a.m., London time, on such day as set forth on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error. “Excluded Subsidiary” means (a) the Real Estate Subsidiary, so long as (i) the Indebtedness of the Real Estate Subsidiary permitted under Section 6.01(k) remains outstanding and (ii) the Real Estate Subsidiary does not have any material revenues other than lease-related payments by the Company with respect to the Headquarters Building in connection with such Indebtedness permitted under Section 6.01(k) (such lease payments not to be materially greater than the lease payments in effect as of the Effective Date other than reasonably proportional increases in the amount thereof in connection with increases in the amount of Indebtedness permitted under Section 6.01(k)) or own any material assets other than the Headquarters 21 729683662 742706999

Building, the land on which the Headquarters Building sits, related fixtures, related office equipment, related furnishings and de minimis cash balances (other than cash balances in connection with related mortgage payments) and (b) any other wholly-owned Domestic Subsidiary that is a Significant Subsidiary that is prohibited by applicable law or contract (with respect to any such contractual restriction, only to the extent existing on the Effective Date or the date on which the applicable Person becomes a direct or indirect wholly-owned Domestic Subsidiary of the Company that is a Significant Subsidiary (and not created in contemplation of such acquisition)) from guaranteeing the Obligations or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee (unless such consent, approval, license or authorization has been received) of the Obligations so long as such Subsidiary has used commercially reasonable efforts to obtain such consent, approval, license or authorization (it being understood and agreed that such commercially reasonable efforts shall in no event involve the payment of money to any third party, other than customary filing, licensure or other similar fees). As of the Effective Date, the only wholly-owned Domestic Subsidiary that is a Significant Subsidiary that is an Excluded Subsidiary is the Real Estate Subsidiary. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federalfederal and United Kingdom withholding Taxes (excluding (x) the portion of United Kingdom withholding Taxes with respect to which the applicable Lender is entitled to claim a reduction under an income tax treaty, and (y) United Kingdom withholding Taxes on payments made by any guarantor under any guarantee of the obligations) imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Company under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 2.16(f), (d) any withholding Taxes imposed under FATCA and (e) Taxes assessed on a Lender on the basis of article 17a, paragraph c or any replacement of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969). “Existing Credit Agreement” means that certain Second Amended and Restated Credit Agreement dated as of November 13, 2014, among the Company, the designated borrowers party thereto, the lenders party thereto and the Administrative Agent. “Existing Letters of Credit” means those letters of credit issued for the account of the Company and as of the Effective Date, which letters of credit are more particularly described on Schedule 2.05. 22 729683662 742706999

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Fee Letter” means the Fee Letter between the Administrative Agent and the Company, dated as of August 23, 2018. “Financial Officer” means the chief financial officer, principal accounting officer, treasurer, controller or chief operating officer of the Company. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate, EURIBOR Rate or each Daily Simple RFR, as applicable. “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “FSHCO” shall mean any Domestic Subsidiary (including a disregarded entity for U.S. federal income tax purposes) substantially all of whose assets consist of Equity Interests of one or more Foreign Subsidiaries that are CFCs (held directly or through Subsidiaries) or CFC Debt. “GAAP” means generally accepted accounting principles in the United States of America. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial, territorial, municipal, regional or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, 23 729683662 742706999 approximately 187,185 square feet and other related improvements thereon and owned by the Real Estate Subsidiary. “Hedge Agreement” means any Swap Agreement not prohibited by Section 6.05 that is entered into by and between the Company or any Subsidiary and any Hedge Bank. “Hedge Bank” means any Person that, at the time it enters into a Hedge Agreement, is a Lender or an Affiliate of a Lender (or was, at the time it entered into a Hedge Agreement, a lender or an Affiliate of a lender under the Existing Credit Agreement), in its capacity as a party to such Hedge Agreement. “HMRC DT Treaty Passport Scheme” means the Board of H.M. Revenue and Customs Double Taxation Treaty Passport scheme. “HM Revenue & Customs” means the Board of H.M. Revenue and Customs. “Impacted EURIBOR Rate Interest Period” has the meaning assigned to itsuch term in the definition of “EURIBOR Rate.” “Impacted LIBO Rate Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate.” “Increase Effective Date” has the meaning set forth in Section 2.19(c). “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person (excluding accounts payable incurred in the ordinary course of business and not overdue more than 90 days unless subject to a good faith dispute), (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business and not overdue more than 90 days unless subject to a good faith dispute), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document or Letter of Credit and (b) Other Taxes. 25 729683662 742706999

“Indemnitee” has the meaning assigned to it in Section 9.03(b). “Ineligible Assignee” has the meaning set forth in Section 9.04(b). “Information Memorandum” means the Confidential Information Memorandum dated August 2018 relating to the Company and the Transactions. “Interest Election Request” means a request by a Borrower to convert or continue a Borrowing in accordance with Section 2.07. “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and, (b) with respect to any EurocurrencyRFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is three months after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (c) with respect to any Term Benchmark Loan or CDOR Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a EurocurrencyTerm Benchmark Borrowing with an Interest Period of more than three months'’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months'’ duration after the first day of such Interest Period. “Interest Period” means with respect to any EurocurrencyTerm Benchmark Borrowing or CDOR Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the relevant Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a EurocurrencyTerm Benchmark Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and, (ii) any Interest Period pertaining to a EurocurrencyTerm Benchmark Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.13(f) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available (for the applicable currency) that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which that LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time. 26 729683662 742706999

“IRS” means the United States Internal Revenue Service. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Issuing Bank” means (i) JPMCB and (ii) any other Lender that is appointed as an additional Issuing Bank hereunder, that agrees to act in such role and that has been approved by the Administrative Agent (such consent not to be unreasonably withheld or delayed), in each case in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Administrative Agent shall notify the Lenders of any such appointment of an Issuing Bank pursuant to clause (ii) above. The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate; provided, however, that no arrangement of a type described in this sentence shall be permitted if, immediately after giving effect thereto, amounts would become payable by any Borrower under Section 2.12 or 2.16 that are in excess of those that would be payable under such Section if such arrangement were not implemented and, provided, further, that the fees payable to any such Affiliate shall be subject to the second sentence of Section 2.09(b). “JPMCB” has the meaning set forth in the preamble hereto. “LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit. “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. “LC Sublimit” means $25,000,000. “Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary. “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. “Letter of Credit” means any letter of credit issued pursuant to this Agreement and shall include the Existing Letters of Credit. Letters of Credit may be issued in dollars or in an Approved Currency. 27 729683662 742706999

"LIBO Interpolated Rate" means, at any time, with respect to any Term Benchmark Borrowing denominated in Dollars and for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable Agreed Currency) that is shorter than the Impacted LIBO Rate Interest Period; and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable Agreed Currency) that exceeds the Impacted LIBO Rate Interest Period, in each case, at such time; provided that if any LIBO Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

"LIBO Rate" means, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing ~~for any applicable currency~~denominated in Dollars and for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period (unless market practice differs in the relevant market for that currency, in which case it shall be such date as reasonably determined by the Administrative Agent in accordance with that market practice); provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an "Impacted LIBO Rate Interest Period") with respect to ~~the applicable currency~~such Agreed Currency then the LIBO Rate shall be the LIBO Interpolated Rate.

"LIBO Screen Rate" means, for any day and time, with respect to any ~~Eurocurrency~~Term Benchmark Borrowing ~~for any applicable currency~~denominated in Dollars and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for ~~the relevant currency~~such Agreed Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen that displays such rate (or, in the event such rate does not appear on a Thomson Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

"LIBOR" has the meaning assigned to such term in Section 1.06.

"Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

"Loan Documents" means, collectively, this Agreement, the Fee Letter, the Guaranty, each promissory note delivered pursuant to Section 2.09(e), and all other agreements and certificates executed and delivered to, or in favor of, the Administrative Agent, any other Credit Party, any Cash Management Bank or any Hedge Bank. Any reference in the Agreement

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“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Obligations” means all advances to, and debts, liabilities and obligations of any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Cash Management Agreement or Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Other Benchmark Rate Election” means, with respect to any Loan denominated in Dollars, if the then-current Benchmark is the LIBO Rate, the occurrence of: (i) a request by the Borrowers to the Administrative Agent to notify each of the other parties hereto that, at the determination of the Borrowers, Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a LIBOR-based rate, a term benchmark rate as a benchmark rate, and (ii) the Administrative Agent, in its sole discretion, and the Borrowers jointly elect to trigger a fallback from the LIBO Rate and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrowers and the Lenders. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, sold or assigned an interest in, or engaged in any other transaction pursuant to any Loan Document or Letter of Credit). “Other Taxes” means any present or future stamp, documentary, intangible, recording, filing or similar other excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to any 30 729683662 742706999

Loan Document or Letter of Credit, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment under Section 2.18(b)). “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight EurocurrencyTerm Benchmark borrowings denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public websitethe NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation. “Participant” has the meaning set forth in Section 9.04(c). “Participant Register” has the meaning set forth in Section 9.04(c). “Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Patriot Act” has the meaning set forth in Section 9.16. “Payment” has the meaning assigned to it in Section 8.06(c). “Payment Notice” has the meaning assigned to it in Section 8.06(c). “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Permitted Acquisitions” means Acquisitions (whether by purchase, merger, amalgamation, consolidation or otherwise) completed after the Effective Date so long as after giving effect thereto (and to any Indebtedness incurred in connection therewith) (i) the Total Adjusted Leverage Ratio would not exceed 3.50 to 1.00 on a pro forma basis and (ii) no Event of Default shall have occurred and be continuing; provided that in the case of any such Acquisition whose consummation is not conditioned on the availability of, or on obtaining, third party financing, the foregoing condition set forth in this clause (ii) shall not be required to be satisfied so long as (x) no Event of Default shall have occurred and be continuing on the date of execution of the definitive agreements for such Acquisition, (y) no Event of Default described in Section 7.01(a), (b), (h) or (i) shall have occurred and be continuing after giving effect to the consummation of such Acquisition and (z) such Acquisition shall have been consummated within 90 days of the date of execution of the definitive agreements for such Acquisition. “Permitted Encumbrances” means: 31 729683662 742706999 judgment as long as such changes do not permit the Company to make materially riskier investments than those permitted before giving effect to such changes and are not otherwise materially adverse to the Lenders. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA, or a similar plan subject to the provisions of Canadian provincial or federal pension standards legislation. “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time “Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Priority Debt” means, without duplication, (a) any Indebtedness of any Subsidiary, (b) any Indebtedness of the Company guaranteed by any Subsidiary and (c) any Indebtedness of the Company or any Subsidiary that is secured by a lien on any assets of the Company or any Subsidiary, in each case, other than (i) Loans hereunder, (ii) Indebtedness of the Company to any Subsidiary or of any Subsidiary to the Company or another Subsidiary and (iii) Indebtedness permitted under Section 6.01(k). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning assigned to it in Section 9.18. “Real Estate Subsidiary” means Deckers Cabrillo, LLC, a California limited liability company and a wholly-owned Subsidiary of the Company. 34 729683662 742706999

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank. “Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is LIBO Rate, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then four (4) Business Days prior to such setting or (4) if such Benchmark is none of the LIBO Rate, the EURIBOR Rate or SONIA, the time determined by the Administrative Agent in its reasonable discretion. “Register” has the meaning set forth in Section 9.04. “Related Parties” means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates. “Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, and (iv) with respect to a Benchmark Replacement in respect of Loans denominated in any other currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof. “Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the LIBO Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Rate or (iii) with respect to any Borrowing denominated in Sterling, the applicable Daily Simple RFR, as applicable. “Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the LIBO Screen Rate, or (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate. “Required Lenders” means, (i) at any time that there are three or more Lenders, at least three Lenders having Revolving Credit Exposures and unused Commitments representing 35 729683662 742706999 more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time, and (ii) at any time that there are less than three Lenders, all Lenders; provided that the Revolving Credit Exposure and unused commitment of any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders. “Responsible Officer” means, with respect to any Borrower, the president, a Financial Officer or other executive officer of such Borrower. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Company or any option, warrant or other right to acquire any such Equity Interests in the Company. “Revolving Borrowing” means Revolving Loans of the same Type and Agreed Currency, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect. “Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time. “RFR” means, for any RFR Loan denominated in Sterling, SONIA. “RFR Administrator” means the SONIA Administrator. “RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing. “RFR Business Day” means, for any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London. “RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”. “RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR. “S&P” means Standard & Poor's. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive, country-wide Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria). 36 729683662 742706999

(ii) have total assets which represent at least 10% of the consolidated assets of the Company and its Subsidiaries in the aggregate as of the last day of the last fiscal quarter of the Company immediately preceding the date as of which such determination is made, then the Company shall designate one or more of such Subsidiaries to be Significant Subsidiaries, notwithstanding that such Subsidiaries would not be Significant Subsidiaries pursuant to clause (a) or clause (b) above, such that after giving effect to such designation, clauses (i) and (ii) above would not apply to the Subsidiaries of the Company that are not Significant Subsidiaries. “Specified Currency” has the meaning set forth in Section 9.19. SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day. “SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average). “SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time. “Specified Currency” has the meaning set forth in Section 9.20. “Specified Leveraged Acquisition” means a Permitted Acquisition having aggregate consideration of not less than $50,000,000. “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate or Adjusted EURIBOR Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board)) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentages shall include those imposed pursuant to such Regulation D. EurocurrencyTerm Benchmark Loans shall be deemed to 38 729683662 742706999 constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. “Sterling” or "£" means the lawful currency of the United Kingdom. “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. “Subsidiary” means any subsidiary of the Company. “Supported QFC” has the meaning assigned to it in Section 9.18. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement. “Syndication Agent” means, collectively, Citibank, N.A., Comerica Bank and HSBC Bank USA, National Association. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate or the Adjusted EURIBOR Rate. “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. 39 729683662 742706999

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrowers of the occurrence of a Term SOFR Transition Event. “Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not in the case of an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.13 that is not Term SOFR. “Total Adjusted Leverage Ratio” means, as of the last day of any fiscal quarter of the Company, the ratio of (i) the sum of Consolidated Total Debt on such date plus six times Consolidated Rental Expense for the period of four fiscal quarters ending on such date to (ii) the Consolidated EBITDAR of the Company and its Subsidiaries for the period of four fiscal quarters ending on such date. “Total Revolving Credit Exposure” means, the sum of the outstanding principal amount of all Lenders’ Loans and their LC Exposure at such time. “Transactions” means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the CDOR Rate, the Adjusted EURIBOR Rate, or the Alternate Base Rate or the Daily Simple RFR. “UK Borrower” means any Borrower (i) that is organized or formed under the laws of the United Kingdom or (ii) payments from which under this Agreement or any other Loan Document are subject to withholding Taxes imposed by the laws of the United Kingdom. “UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “United States” means the United States of America. 40 729683662 742706999

“U.S. Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in an Approved Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Approved Currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such otherlast provided (either by publication or otherwise provided to the Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Alternative Currency, as provided by such other publicly available information service which publishesprovides that rate of exchange from time toat such time in place of ICE Data ServicesReuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code “U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3). “VAT” means (a) any Taxes imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other Taxes of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Taxes referred to in paragraph (a) above, or imposed elsewhere. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Withholding Agent” means each Borrower and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised 41 729683662 742706999 under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Pro Forma Calculations. The financial covenants in Section 6.10,SECTION 1.02 and any pro forma calculations to be made pursuant to any other provision of this Agreement, shall be calculated on a pro forma basis in good faith to give effect to Permitted Acquisitions and dispositions permitted hereunder of business units, lines of business or divisions; provided, that the calculation of Consolidated EBITDAR for purposes of Section 6.10(b) (including in connection with any pro forma calculation of the covenant set forth in such Section pursuant to any other provision of this Agreement) shall not be calculated on a pro forma basis in connection with any such Permitted Acquisition or disposition permitted hereunder of business units, lines of business or divisions unless Consolidated Interest Expense and Consolidated Rental Expense are also calculated on a pro forma basis or the Company shall have determined that no such pro forma adjustment thereto is applicable or would be necessary. Terms Generally. The definitions of terms herein shall applySECTION 1.03 equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (g) the term “wholly-owned” when used in reference to any Subsidiary that is not a Domestic Subsidiary shall be construed to mean “wholly-owned, subject to any directors’ qualifying shares or shares required to be held by local Persons under applicable law”. Accounting Terms; GAAP. (a) Except as otherwise expresslySECTION 1.04 provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect 42 729683662 742706999 and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) operating leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Company’s audited financial statements as of and for the fiscal year ended March 31, 2018 for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes. (b) Notwithstanding anything to the contrary contained in Section 1.04(a) or in the definition of “Capital Lease Obligations,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute capital leases in conformity with GAAP on the date hereof shall be considered capital leases, and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith. Currency Translation. Except as otherwise set forth herein, theSECTION 1.05 Administrative Agent shall determine the U.S. Dollar Equivalent of any Loan, Letter of Credit or LC Disbursement denominated in any Approved Currency using the Exchange Rate for such currency in relation to dollars in effect on each Denomination Date therefor, and each such amount shall be the U.S. Dollar Equivalent of such Loan, Letter of Credit or LC Disbursement until the next required calculation thereof pursuant to this sentence. Unless otherwise specified herein, and except for purposes of financial statements or calculating financial covenants, the amount of a Loan or Letter of Credit at any time shall be deemed to be the U.S. Dollar Equivalent of the stated amount of such Loan or Letter of Credit in effect at such time. Any Borrower’s obligation to make payments in any currency (the “Contract Currency”) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment or otherwise, that is expressed in or converted into any currency other than the Contract Currency, except to the extent that such tender or recovery results in the actual receipt by the relevant Issuing Bank, Credit Party, Cash Management Bank or Hedge Bank at its designated office of the full amount of the Contract Currency specified to be payable hereunder. Each Borrower’s obligation to make payments in the Contract Currency shall be enforceable as an alternative or additional cause of action to the extent that such actual receipt is less than the full amount of the Contract Currency specified to be payable hereunder, and shall not be affected by judgment being obtained for other sums due hereunder. Each Borrower shall indemnify each applicable Issuing Bank and Lender for any shortfall in such actual receipt. Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the Issuing Bank, as applicable, shall determine the U.S. Dollar Equivalent amounts of Term Benchmark Borrowings or Letter of Credit extensions denominated in Approved Currencies. Such U.S. Dollar Equivalent shall become effective as of such Revaluation Date and shall be the U.S. Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrowers hereunder or calculating financial covenants hereunder or except as otherwise 43 729683662 742706999 provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such U.S. Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Bank, as applicable. Interest Rates. The Administrative Agent does not warrant orSECTION 1.06 accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor. Interest Rates; LIBOR Notification. The interest rate on a Loan denominated in dollars or an Alternative Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate (“LIBOR”) is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the U.K. Financial Conduct Authority (“FCA”) publicly announced that: (a) immediately after December 31, 2021, publication of all seven euro LIBOR settings, all seven Swiss Franc LIBOR settings, the spot next, 1-week, 2-month and 12-month Japanese Yen LIBOR settings, the overnight, 1-week, 2-month and 12-month British Pound Sterling LIBOR settings, and the 1-week and 2-month U.S. Dollar LIBOR settings will permanently cease; immediately after June 30, 2023, publication of the overnight and 12-month U.S. Dollar LIBOR settings will permanently cease; immediately after December 31, 2021, the 1-month, 3-month and 6-month Japanese Yen LIBOR settings and the 1-month, 3-month and 6-month British Pound Sterling LIBOR settings will cease to be provided or, subject to consultation by the FCA, be provided on a changed methodology (or “synthetic”) basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored; and immediately after June 30, 2023, the 1-month, 3-month and 6-month U.S. Dollar LIBOR settings will cease to be provided or, subject to the FCA’s consideration of the case, be provided on a synthetic basis and no longer be representative of the underlying market and economic reality they are intended to measure and that representativeness will not be restored. There is no assurance that dates announced by the FCA will not change or that the administrator of LIBOR and/or regulators will not take further action that could impact the availability, composition, or characteristics of LIBOR or the currencies and/or tenors for which LIBOR is published. Each party to this agreement should consult its own advisors to stay informed of any such developments. Public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of LIBOR. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, Section 2.13(b) and (c) provide a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrowers, pursuant to Section 2.13(e), of any change to the reference rate upon which the interest rate on Term Benchmark Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to the Daily Simple RFR, LIBOR or other rates in the definition of “LIBO Rate” (or “EURIBOR Rate”) or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.13(b) or (c), 44 729683662 742706999 whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.13(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Daily Simple RFR, the LIBO Rate (or the EURIBOR Rate) or have the same volume or liquidity as did the London interbank offered rate (or the euro interbank offered rate) prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any Daily Simple RFR, any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any RFR, Daily Simple RFR or the Term Benchmark Rate, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. Divisions. For all purposes under the Loan Documents, inSECTION 1.07 connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time. ARTICLE II THE CREDITS Commitments. Subject to the terms and conditions set forthSECTION 2.01 herein, each Lender agrees to make Loans to the Borrowers in dollarsDollars or in one or more Approved Currencies from time to time during the Availability Period in an aggregate principal amount that will not result (at the time of such Borrowing and after giving effect to any application of proceeds of such Borrowing pursuant to Section 2.09) in (a) such Lender’s Revolving Credit Exposure exceeding such Lender'’s Commitment, (b) the sum of the Total Revolving Credit Exposures exceeding the total Commitments or (c) the Revolving Credit Exposures denominated in Approved Currencies exceeding the Approved Currency Sublimit. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may severally borrow, prepay and reborrow Loans. Loans and Borrowings. (a) Each Loan shall be made as part of aSECTION 2.02 Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not 45 729683662 742706999 relieve any other Lender of its obligations hereunder; provided that no Lender shall be responsible for any other Lender's failure to make Loans as required. Subject to Section 2.13, each Borrowing shall be comprised (A) in the case(b) of Borrowings in Dollars, entirely of ABR Loans, or Term Benchmark Loans and (B) in the case of Borrowings in any other Agreed Currency, entirely of CDOR Rate Loans, Term Benchmark Loans or Eurocurrency LoansRFR Loans, as applicable, in each case of the same Agreed Currency, as the applicable Borrower may request in accordance herewith; provided, that each Borrowing denominated in an Approved Currency (other than Canadian Dollars) shall be comprised of EurocurrencyTerm Benchmark Loans and each Borrowing denominated in Canadian Dollars shall be comprised of CDOR Rate Loans. Each Lender at its option may make any EurocurrencyTerm Benchmark Loan or CDOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement; and provided, further, that no option may be exercised by any Lender if, immediately after giving effect thereto, amounts would become payable by a Borrower under Section 2.14 or 2.16 that are in excess of those that would be payable under such Section if such option were not exercised; and provided, further, that, notwithstanding anything to the contrary in this Agreement, each Borrowing to be made by Deckers Hong Kong or any other Designated Borrower organized under the laws of Hong Kong shall be made to Deckers Hong Kong or such other Designated Borrower, as the case may be, at an account located in London. At the commencement of each Interest Period for any EurocurrencyTerm(c) Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the U.S. Dollar Equivalent of $100,000 (or a reasonably similar amount in an Approved Currency) and not less than the U.S. Dollar Equivalent of $1,000,000 (or a reasonably similar amount in an Approved Currency). At the time that each ABR Revolving Borrowing or, CDOR Rate Borrowing and/or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the U.S. Dollar Equivalent of $100,000 and not less than $500,000; provided that an ABR Borrowing or a CDOR Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 15 Eurocurrencyfifteen (15) Term Benchmark Revolving Borrowings and CDOR Rateor RFR Borrowings outstanding. Notwithstanding any other provision of this Agreement, no Borrower shall(d) be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date. Requests for Borrowings. To request a Borrowing, theSECTION 2.03 applicable Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a)(i) in the case of a EurocurrencyTerm Benchmark Borrowing denominated in dollarsDollars, not later than 1:00 p.m., Local Time, three (3) Business Days before the date of the proposed Borrowing, (bii) in the case of a EurocurrencyTerm Benchmark Borrowing denominated in any Approved Currency (other than Canadian Dollars)Euros, not later than 1:00 p.m., Local Time, four (4) Business Days before the date of the proposed Borrowing, (c and (iii) 46 729683662 742706999 in the case of an RFR Borrowing denominated in Sterling, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of a CDOR Rate Borrowing, not later than 11:00 a.m., Local Time, two (2) Business Days before the date of the proposed Borrowing and (dc) in the case of an ABR Borrowing, not later than 1:00 p.m., Local Time, on the day of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 1:00 p.m., Local Time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Responsible Officer of the applicable Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the Agreed Currency and aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) whether such Borrowing is to be an ABR Borrowing, a CDOR Rate Borrowing, a Term Benchmark Borrowing or a Eurocurrencyan RFR Borrowing;

(iv) in the case of a EurocurrencyTerm Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

(v) in the case of a EurocurrencyTerm Benchmark Borrowing, whether such Borrowing shall be made in dollars or in an Approved Currency (and if in an Approved Currency, the applicable currency); and

(vi) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the currency of a Borrowing is specified, then the requested Revolving Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing made in Dollars. If no Interest Period is specified with respect to any requested EurocurrencyTerm Benchmark Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration, and if no currency is specified with respect to any requested Eurocurrency Borrowing, then the applicable Borrower shall be deemed to select a Borrowing of dollars. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

SECTION 2.04 [Reserved].

SECTION 2.05 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, any Borrower may, as the applicant thereof for the support of its or its subsidiaries' obligations, request the issuance of, and the Issuing Bank shall (subject to the terms

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and conditions hereof) issue, Letters of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) denominated in dollars or, to the extent the Issuing Bank then issues letters of credit in any Approved Currency, in such Approved Currency, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by the applicable Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Effective Date shall be subject to and governed by the terms and conditions hereof. Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement. Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.(b) To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension but in any event no less than two (2) Business Days prior to such date in the case of a Letter of Credit denominated in dollars and no less than four (4) Business Days prior to such date in the case of a Letter of Credit denominated in an Approved Currency) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, whether such Letter of Credit is to be denominated in dollars or in an Approved Currency (and if in an Approved Currency, the applicable currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), at the time of such issuance, amendment, renewal or extension and after giving effect thereto, (i) the LC Exposure shall not exceed the LC Sublimit, (ii) no Lender’s Revolving Credit Exposure shall exceed its Commitment, (iii) the Total Revolving Credit Exposure shall not exceed the total Commitments and (iv) the Revolving Credit Exposures denominated in Approved Currencies shall not exceed the Approved Currency Sublimit. Expiration Date. Each Letter of Credit shall expire at or prior to the close(c) of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided, that if the applicable Borrower so requests in any notice requesting the issuance of a Letter of 48 729683662 742706999 applied, shall be held for the satisfaction of the reimbursement obligations of the Company or the applicable Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Company or the applicable Borrower under this Agreement in accordance with Article VIII. If the Company or another Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company or such Borrower within three Business Days after all Events of Default have been cured or waived. Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that(k) a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the Issuing Bank (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Company (i) shall reimburse, indemnify and compensate the Issuing Bank hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the Company and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such subsidiary in respect of such Letter of Credit. The Company hereby acknowledges that the issuance of such Letters of Credit for its subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such subsidiaries. Funding of Borrowings. (a) Each Lender shall make each LoanSECTION 2.06 to be made by it hereunder on the proposed date thereof in the appropriate currency by wire transfer of immediately available funds by 2:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds in the applicable currency, to an account of the applicable Borrower maintained with the Administrative Agent and designated by such Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank. Unless the Administrative Agent shall have received notice from a Lender(b) prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRBapplicable Overnight Rate and a rate determined by the Administrative Agent in 53 729683662 742706999

accordance with banking industry rules on interbank compensation or (ii) in the case of a Borrower, the interest rate applicable to ABR Loans; provided, that any payment made by a Borrower shall be made without prejudice to any claim such Borrower may have against the Lender failing to make such payment to the Administrative Agent, or in the case of Approved Currencies, in accordance with such market practice, in each case, as applicable. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

SECTION 2.07 Interest Elections. (a) Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a EurocurrencyTerm Benchmark Borrowing or a CDOR Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a EurocurrencyTerm Benchmark Borrowing or a CDOR Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. Each Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.02 if such Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of such Borrower.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Agreed Currency and principal amount of Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing (in the case of Borrowings denominated in Dollars), a CDOR Rate Borrowing or a EurocurrencyTerm Benchmark Borrowing;

(iv) in the case of a EurocurrencyTerm Benchmark Borrowing or CDOR Rate Borrowing, whether such Borrowing shall be made in dollars or in an Approved Currency (and if an Approved Currency, which currency); and

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if the resulting Borrowing is a EurocurrencyTerm Benchmark(v) Borrowing or a CDOR Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”. If any such Interest Election Request requests a EurocurrencyTerm Benchmark Borrowing or CDOR Rate Borrowing but does not specify (x) an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration or (y) the currency, then the applicable Borrower shall be deemed to have selected the same currency as the Borrowing being converted or continued. Promptly following receipt of an Interest Election Request, the(d) Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing. If a Borrower fails to deliver a timely Interest Election Request with(e) respect to a EurocurrencyTerm Benchmark Borrowing in Dollars or CDOR Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing in the case of a Borrowing denominated in dollars or shall be continued as a Eurocurrency Borrowing or CDOR Rate Borrowing, as the case may be, havingat the end of such Interest Period. If the applicable Borrower fails to deliver a timely and complete Interest Election Request with respect to a Term Benchmark Borrowing in an Approved Currency prior to the end of the Interest Period therefor, then, unless such Term Benchmark Borrowing is repaid as provided herein, such Borrower shall be deemed to have selected that such Term Benchmark Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency with an Interest Period of one month in the case of a Borrowing denominated in an Approved Currencyat the end of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in dollars may be converted to or (at the end of the applicable Interest Period) continued as a EurocurrencyTerm Benchmark Borrowing or CDOR Rate Borrowing, (ii) unless repaid, (x) each EurocurrencyTerm Benchmark Borrowing denominated in dollarsDollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, and if the applicable continuing Event of Default is an Event of Default under Section 7.01(a), (h) or (i), each Eurocurrency Borrowing and CDOR Ratey) each Term Benchmark Borrowing denominated in an Approved Currency shall be, redenominated in dollarsbear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall either be (a) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the U.S. Dollar Equivalent thereof and be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.of such Alternative Currency) at the end of the Interest Period, as applicable, therefor or (b) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the applicable Borrower by the earlier of (x) the date that is three 55 729683662 742706999

Business Days after receipt by such Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, such Borrower shall be deemed to have elected clause (A) above. Termination and Reduction of Commitments. (a) UnlessSECTION 2.08 previously terminated, the Commitments shall terminate on the Maturity Date. The Company may at any time terminate, or from time to time reduce, the(b) Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the remaining amount of the total Commitments) and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the sum of the Revolving Credit Exposures would exceed the total Commitments. The Company shall notify the Administrative Agent of any election to(c) terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or other receipt of funds, in which case such notice may be revoked or postponed by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied or expected to be satisfied on the proposed termination date. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments. Repayment of Loans; Evidence of Debt. (a) Each BorrowerSECTION 2.09 hereby severally (and not jointly) unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan made to such Borrower on the Maturity Date. Each Lender shall maintain in accordance with its usual practice an(b) account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent shall maintain accounts in which it shall record(c) (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof. The entries made in the accounts maintained pursuant to paragraph (b) or(d) (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain 56 729683662 742706999 such accounts or any error therein shall not in any manner affect the several obligations of the Borrowers to repay the Loans in accordance with the terms of this Agreement. Any Lender may request that Loans made by it be evidenced by a(e) promissory note. In such event, each applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Prepayment of Loans. (a) Each Borrower shall have the right atSECTION 2.10 any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty but subject to amounts payable pursuant to Section 2.15, subject to prior notice in accordance with paragraph (b) of this Section. The applicable Borrower shall notify the Administrative Agent by(b) telephone (confirmed by telecopy or electronic mail) of any prepayment hereunder (i) in the case of prepayment of a EurocurrencyTerm Benchmark Borrowing or a CDOR Rate Borrowing, not later than 1:00 p.m., Local Time, two Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., Local Time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked or postponed if such notice of termination is revoked or postponed in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and any break funding payments required by Section 2.15. If the Administrative Agent notifies the Company at any time that the(c) Total Revolving Credit Exposure (that has not been cash collateralized by the Company or another Borrower) exceeds an amount equal to 105% of the total Commitments then in effect, then, within three (3) Business Days after receipt of such notice, the Company or another Borrower shall prepay Loans and/or cash collateralize the LC Exposure in an aggregate amount sufficient to cause the Total Revolving Credit Exposure to be less than or equal to the total Commitments then in effect. If the Administrative Agent notifies the Company at any time that the LC(d) Exposure (that has not been cash collateralized by the Company or another Borrower) exceeds an amount equal to 105% of the LC Sublimit, then, within three Business Days after receipt of such notice, the Company or another Borrower shall cash collateralize the LC Exposure in an 57 729683662 742706999 aggregate amount sufficient to cause the LC Exposure to be less than or equal to the LC Sublimit. If the Administrative Agent notifies the Company at any time that the(e) portion of the Total Revolving Credit Exposure denominated in Approved Currencies (that has not been cash collateralized by the Company or another Borrower) exceeds an amount equal to 105% of the Approved Currency Sublimit then in effect, then, within three Business Days after receipt of such notice, the Company or another Borrower shall prepay Loans denominated in Approved Currencies and/or cash collateralize the portion of the LC Exposure that is denominated in Approved Currencies in an aggregate amount sufficient to cause portion of the Total Revolving Credit Exposure denominated in Approved Currencies to be less than or equal to the Approved Currency Sublimit then in effect. Fees. (a) The Company agrees to pay to the AdministrativeSECTION 2.11 Agent for the account of each Lender a commitment fee, in dollars, which shall accrue at the rate under the heading “Commitment Fee Rate” in the definition of Applicable Rate on the actual daily amount by which (i) such Lender’s Commitment exceeds (ii) such Lender’s Revolving Credit Exposure, subject to adjustment as provided in Section 2.20, during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Company agrees to pay (i) to the Administrative Agent for the account(b) of each Lender a participation fee in dollars with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to EurocurrencyTerm Benchmark Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee in dollars, which shall accrue at the rate or rates per annum separately agreed upon between the Company and the Issuing Bank in the Fee Letter or otherwise in writing on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Unless otherwise specified above, participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such accrued but unpaid fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 30 days after written demand by the Issuing Bank. All participation fees and fronting fees 58 729683662 742706999 shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent in the Fee Letter.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances (other than in the case, and to the extent, of any overpayment thereof by the Company).

SECTION 2.12 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b) The Loans comprising each ~~Eurocurrency~~Term Benchmark Borrowing shall bear interest in the case of a ~~Eurocurrency~~Term Benchmark Revolving Loan, at the Adjusted LIBO Rate, or the Adjusted EURIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing plus the Applicable Rate. The Loans comprising each CDOR Rate Borrowing shall bear interest in the case of a CDOR Rate Loan, at the CDOR Rate for the Interest ~~Period~~Priod in effect for such Borrowing.

(c) Each RFR Loan shall bear interest at a rate per annum equal to the applicable Daily RFR plus the Applicable Rate.

(d) ~~(c)~~ Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e) ~~(d)~~ Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurocurrency~~Term Benchmark Revolving Loan or CDOR Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(f) ~~(e)~~ All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed (i) by reference to the Daily Simple RFR with respect to Sterling or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime

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Rate, (ii) with respect to CDOR Rate Loans and (iii) with respect to Loans denominated in Sterling, shall each be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted LIBO Rate, LIBO Rate or CDOR Rate, Adjusted EURIBOR Rate, EURIBOR Rate or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. (f) If, as a result of any restatement of or other adjustment to the financial(g) statements of the Company or for any other reason, any Borrower or the Lenders determine that (i) the Total Adjusted Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Total Adjusted Leverage Ratio would have resulted in higher pricing for any resulting period, the applicable Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to such Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent or any Lender), an amount equal to the excess of the amount of interest and fees that should have been paid by such Borrower for such period over the amount of interest and fees actually paid for such period by such Borrower. (g) The rates of interest under this Agreement are nominal rates, and not(h) effective rates or yields. Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest “per annum” or a similar expression is used, such interest shall be calculated on the basis of a year of 360, 365 or 366 days, as the case may be as set forth herein, for the actual number of days occurring in the period for which any such interest is payable. For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest to be paid hereunder or in connection herewith is to be calculated on the basis of a 360, 365 or 366-day year, as the case may be as set forth herein, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, 365 or 366 days, as the case may be as set forth herein (h) Each Canadian Loan Party acknowledges and confirms that:(i) clause (g) above satisfies the requirements of Section 4 of(A) the Interest Act (Canada) to the extent it applies to the expression or statement of any interest payable under any Loan Document; and such Canadian Loan Party is able to calculate the yearly rate(B) or percentage of interest payable under any Loan Document based upon the methodology set out in clause (g) above (i) Each Canadian Loan Party agrees not to plead or assert, whether by way(j) of defense or otherwise, in any proceeding relating to the Loan Documents, that the interest payable thereunder and the calculation thereof has not been adequately disclosed to such 60 729683662 742706999

Canadian Loan Party, whether pursuant to Section 4 of the Interest Act (Canada) or any other applicable law or legal principle. Notwithstanding anything to the contrary contained in this Agreement, if the amount of interest payable under any Loan Document is reduced by virtue of the application of Section 4 of the Interest Act (Canada), then the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, if an Event of Default shall have occurred and be continuing, automatically and without further action by the Administrative Agent), an amount equal to the amount of such reduction.

SECTION 2.13 Alternate Rate of Interest; Illegality.

(a) ~~If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:~~Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.13:

(i) the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, ~~as applicable,~~the Adjusted EURIBOR Rate or the EURIBOR Rate (including because the ~~LIBO~~Relevant Screen Rate is not available or published on a current basis), for the applicable ~~currency~~Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Daily Simple RFR or RFR for the applicable Agreed Currency; or

(ii) the Administrative Agent is reasonably advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted LIBO Rate~~ or~~, the LIBO Rate, ~~as applicable, for the applicable currency~~the Adjusted EURIBOR Rate or the EURIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable ~~currency and such Interest Period~~Agreed Currency and such Interest Period or (B) at any time, the applicable Daily Simple RFR or RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone~~ or~~, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a ~~Eurocurrency~~Term Benchmark Borrowing shall be ineffective and (B) if any Borrowing Request requests a ~~Eurocurrency Borrowing~~Term Benchmark Revolving in Dollars, such Borrowing shall be made as an ABR Borrowing and (C) if any Borrowing Request requests a Term Benchmark Borrowing or an RFR Borrowing for the relevant rate above in an Approved Currency, then such request shall be ineffective; provided

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that if the circumstances giving rise to such notice affect only one Type of Borrowings, then theall other TypeTypes of Borrowings shall be permitted. The Administrative Agent shall promptly advise the Company of any such alternate interest rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrowers’ receipt of the notice from the Administrative Agent referred to in this Section 2.13(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) if such Term Benchmark Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day, (ii) if such Term Benchmark Loan is denominated in any Agreed Currency other than Dollars, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall, at the applicable Borrower’s election prior to such day: (A) be prepaid by the applicable Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time or (iii) if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency other than Dollars, at the applicable Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the U.S. Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately. If at any time the Administrative Agent determines (which determination(b) shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this 62 729683662 742706999

Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.13(b), only to the extent the LIBO Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class. Notwithstanding any other provision of this Agreement, in the event that it(c) becomes unlawful for any Lender or any applicable lending office of such Lender to make, maintain, or fund Loans whose interest is determined by reference to the Adjusted LIBO Rate, or to determine or charge interest rates based upon the Adjusted LIBO Rate, then such Lender shall promptly notify the Company and the Administrative Agent thereof and (i) such Lender’s obligation to make or continue any Eurocurrency Loans or to convert ABR Loans into Eurocurrency Loans shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund Eurocurrency Loans), and each such Eurocurrency Loan then outstanding shall be converted into ABR Loans on the last day of the then-current Interest Period with respect thereto and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Adjusted LIBO Rate, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Adjusted LIBO Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Adjusted LIBO Rate.Notwithstanding anything to the contrary herein or in any other Loan 63 729683662 742706999

Document and subject to the proviso below in this paragraph, with respect to a Loan denominated in Dollars, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrowers a Term SOFR Notice. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after the occurrence of a Term SOFR Transition Event and may do so in its sole discretion. Notwithstanding any other provision of this Agreement, in the event that it(d) becomes unlawful under U.S. Federal or applicable state or foreign law or regulation for any Lender to make Loans or otherwise extend credit to or do business with any Designated Borrower, then such Lender shall promptly notify the Company and the Administrative Agent thereof and such Lender’s obligation to make any Loans to such Designated Borrower shall be suspended until the circumstances giving rise to suspension no longer exist (in which case such Lender shall again make, maintain, and fund Loans to such Designated Borrower). In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrowers and the(e) Lenders of (i) any occurrence of a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13. Notwithstanding anything to the contrary herein or in any other Loan(f) Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, LIBO Rate or EURIBOR Rate) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (b) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the 64 729683662 742706999

Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (a) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (b) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. Upon the Borrowers’ receipt of notice of the commencement of a(g) Benchmark Unavailability Period, the Borrowers may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either (x) the applicable Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to ABR Loans or (y) any Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrowers’ receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.13, (i) if such Term Benchmark Loan is denominated in Dollars, then on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), such Loan shall be converted by the Administrative Agent to, and shall constitute, an ABR Loan denominated in Dollars on such day, (ii) if such Term Benchmark Loan is denominated in any Agreed Currency other than Dollars, then such Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall, at the applicable Borrower’s election prior to such day: (a) be prepaid by the applicable Borrower on such day or (b) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Agreed Currency other than Dollars shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time or (iii) if such RFR Loan is denominated in any Agreed Currency other than Dollars, then such Loan shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected RFR Loans denominated in any Agreed Currency, at the applicable Borrower’s election, shall either (a) be converted into ABR Loans 65 729683662 742706999 denominated in Dollars (in an amount equal to the U.S. Dollar Equivalent of such Alternative Currency) immediately or (b) be prepaid in full immediately. Increased Costs. (a) If any Change in Law shall:SECTION 2.14 impose, modify or deem applicable any reserve, special deposit,(i) liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or Adjusted EURIBOR Rate, as applicable) or the Issuing Bank; impose on any Lender or the Issuing Bank or the London or other(ii) applicable offshore interbank market or the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or EurocurrencyTerm Benchmark Loans made by such Lender or any Letter of Credit or participation therein; or subject any Recipient to any Taxes (other than (A) Indemnified(iii) Taxes, (B) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting or maintaining any EurocurrencyTerm Benchmark Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Company or the applicable Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered. If any Lender or the Issuing Bank determines that any Change in Law(b) regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank’s capital or on the capital of such Lender's or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Company or the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or 66 729683662 742706999 the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

(c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section (containing a reasonably detailed explanation of the basis on which such amount or amounts were calculated and explaining the Change in Law by reason of which it has become entitled to be so compensated) shall be delivered to the Company and shall be conclusive absent manifest error. The Company or the applicable Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that no Borrower shall be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Notwithstanding any other provision to the contrary, this Section 2.14 shall have no application with respect to any Indemnified Taxes, Other Taxes or any Excluded Taxes, which matters, for the avoidance of doubt, shall be dealt with exclusively under Section 2.16.

SECTION 2.15 Break Funding Payments. ~~In~~(a) With respect to Loans that are not RFR Loans, in the event of (~~a~~i) the payment of any principal of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or ~~pursuant to Section 2.19(e)), (b~~an optional or mandatory prepayment of Loans), (ii) the conversion of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (~~c~~iii) the failure to borrow, convert, continue or prepay any ~~Eurocurrency~~Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), or (~~d~~iv) the assignment of any ~~Eurocurrency~~Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by a Borrower pursuant to Section ~~2.18,~~2.18 or (v) the failure by the applicable Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Approved Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event, including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained but excluding any loss of anticipated profits. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be

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delivered to the Company and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. (b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the applicable Borrower pursuant to Section 2.18 or (iv) the failure by the applicable Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the applicable Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. Withholding of Taxes; Gross-Up. (a) Payments Free of Taxes.SECTION 2.16 Any and all payments by or on account of any obligation of any Loan Party under any Loan Document or Letter of Credit shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.16) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. Payment of Other Taxes by each Borrower. Each Borrower shall timely(b) pay to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent or any Lender, timely reimburse the Administrative Agent or such Lender for, any Other Taxes. Evidence of Payment. As soon as practicable after the written request by(c) the Administrative Agent to the Company, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by the Governmental Authority to which the Company or a Borrower has paid Taxes that evidences such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. 68 729683662 742706999

Indemnification by the Borrowers. Each applicable Borrower shall(d) severally indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient (other than those compensated for by an increased payment under Section 2.16(a)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Indemnification by the Lenders. Each Lender shall severally indemnify(e) the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document or Letter of Credit, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set offsetoff and apply any and all amounts at any time owing to such Lender under any Loan Document or Letter of Credit or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). Status of Lenders.(f) Any Lender that is entitled to an exemption from or reduction of(i) withholding Tax with respect to payments made under any Loan Document or Letter of Credit shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by any Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by any Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by any Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such 69 729683662 742706999

FATCA. For purposes of determining withholding Taxes imposed under(j) FATCA, from and after the Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Obligations as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i). VAT.(k) All amounts expressed to be payable under any Loan Document or(i) Letter of Credit by any Loan Party to any Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, if VAT is or becomes chargeable on any supply made by any Recipient to any Loan Party under a Loan Document or Letter of Credit and such Recipient is required to account to the relevant Governmental Authority for the VAT, that Loan Party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT upon receipt of any appropriate VAT invoice. Where a Loan Document or Letter of Credit requires any Loan(ii) Party to reimburse or indemnify a Recipient for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant Governmental Authority. Any reference in this Section to any party shall, at any time when(iii) such party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (provided for in Article 11 of Council Directive 2006/112/EC or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be). Survival. Each party's obligations under this Section 2.16 shall survive the(l) resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document or Letter of Credit. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.SECTION 2.17 (a) Each(i) Except with respect to principal of and interest on Loans denominated in an Approved 74 729683662 742706999

Currency, each Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) in Dollars prior to 2:00 p.m., Local Time, or such other time as may be expressly provided herein, on the date when due, and (ii) all payments with respect to principal and interest on Loans denominated in an Approved Currency shall be made in such Alternative Currency not later than the Applicable Time specified by the Administrative Agent on the dates specified herein, in each case, in immediately available funds and in the appropriate currency, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park383 Madison Avenue, New York, New York, in the case of payments denominated in dollars, and at its offices at 25 Bank10 South Dearborn Street, Canary Wharf, London,7th Floor, Chicago, Illinois 60603-2003, in the case of payments denominated in the specific currencies referred to in the definition of “Approved Currencies”, or, in each case, to its offices as it may designate from time to time by notice to the Borrowers, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the applicable Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the U.S. Dollar Equivalent of the Approved Currency payment amount. If at any time insufficient funds are received by and available to the(b) Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties. If any Lender shall, by exercising any right of set off or counterclaim or(c) otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any 75 729683662 742706999 portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply) and (iii) the provisions of this paragraph shall not apply to any payments made to those Lenders who choose not to extend the Maturity Date of their Loans or Commitments pursuant to Section 2.22 hereof on such non-extended Maturity Date except to the extent any such non-extending Lender receives payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other such non-extending Lender, in which case such Lender shall purchase participations as described above solely from other such non-extending Lenders to the extent necessary so that the benefit of all such payments made on such date shall be shared by such non-extending Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements. Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation. Unless the Administrative Agent shall have received notice from the(d) applicable Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If any Lender shall fail to make any payment required to be made by it(e) pursuant to Section 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clause (i) and (ii) above, in any order as determined by the Administrative Agent in its discretionat the applicable Overnight Rate. Mitigation Obligations; Replacement of Lenders. (a) If anySECTION 2.18 Lender requests compensation under Section 2.14, or if any Borrower is required to pay any 76 729683662 742706999 mandatory, at maturity, pursuant to Section 7.02 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder; third, to cash collateralize the Issuing Bank’s LC Exposure with respect to such Defaulting Lender in accordance with this Section; fourth, as the BorrowerCompany may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the BorrowerCompany, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Bank’s future LC Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with this Section; sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the BorrowerBorrowers as a result of any judgment of a court of competent jurisdiction obtained by the applicable Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement or under any other Loan Document; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in the Borrower’sBorrowers’ obligations corresponding to such Defaulting Lender’s LC Exposure are held by the Lenders pro rata in accordance with the Commitments without giving effect to clause (d) below. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; the Commitment and Revolving Credit Exposure of such Defaulting(c) Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02), provided that (i) the Commitment of any Defaulting Lender may not be increased or extended, the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case without the consent of such Defaulting Lender and (ii) this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification that disproportionately disadvantages such Defaulting Lender compared to non-Defaulting Lenders; 80 729683662 742706999 the circumstances under which they were made, not materially misleading; provided that (i) with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (ii) the Company makes no representation hereunder with respect to any information of a general market or industry specific nature. (b) As of the Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct. Anti-Corruption Laws and Sanctions. The Company hasSECTION 3.12 implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrowers their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in any Borrower or any Subsidiary being designated as a Sanctioned Person. None of (a) the Company, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions. Patriot Act. No Loan Party is an “enemy” or an “ally of theSECTION 3.13 enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended or any enabling legislation or executive order relating thereto. No Loan Party is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. None of the Loan Parties (i) is a blocked person described in section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person. Canadian Defined Benefit Plans. No Loan Party has sponsored,SECTION 3.14 maintained, contributed to, or otherwise incurred liability under any Canadian Defined Benefit Plan, other than to the extent that doing so could not reasonably be expected to result in a Material Adverse Effect. EEAAffected Financial Institutions. No Loan Party is anSECTION 3.15 EEAAffected Financial Institution. ARTICLE IV CONDITIONS 88 729683662 742706999

any Lien on any property or asset of the Company or any Subsidiary(b) existing on the date hereof and set forth in Schedule 6.02 and any renewals, replacements, refinancings or extensions thereof; provided that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary other than (A) the property covered by such Lien on the date hereof, (B) the proceeds and products thereof and (C) after-acquired property that is affixed or incorporated into the property covered by such Lien, or that is subject to a Lien securing obligations that require or include a pledge of after-acquired property and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding amount of the obligations secured thereby; [Reserved];(c) Liens solely constituting the right of any other Person to a share of any(d) licensing royalties (pursuant to a licensing agreement or other related agreement entered into by the Company or any of its Subsidiaries with such Person in the ordinary course of the Company’s or such Subsidiary’s business) otherwise payable to the Company or any of its Subsidiaries, provided that such right shall have been conveyed to such Person for consideration received by the Company or such Subsidiary on an arm's-length basis; Liens on the assets of the Real Estate Subsidiary (including the(e) Headquarters Building) and securing Indebtedness permitted by clause (k) of Section 6.01; Liens securing Priority Debt permitted by clause (l) of Section 6.01;(f) leases, franchises, grants, subleases, licenses, sublicenses, covenants not to(g) sue, releases, consents and other forms of license (including intellectual property rights) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries and do not secure any Indebtedness; and any Liens incurred by Deckers Benelux arising as a result of a fiscal unity(h) (fiscale eenheid). Fundamental Changes. (a) Each Borrower will not, and will notSECTION 6.03 permit any of its subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of related transactions and whether effected pursuant to a division or otherwise) all or any substantial part of its assets (including in a sale and leaseback transaction), or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Person may merge into a Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary (provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless 99 729683662 742706999 or be responsible for any loss, cost or expense suffered by any Borrower, any Subsidiary, any Lender or the Issuing Bank as a result of, any determination of the Revolving Credit Exposure, any of the component amounts thereof or any portion thereof attributable to each Lender or the Issuing Bank, or any Exchange Rateexchange rate or U.S. Dollar Equivalent. Without limiting the foregoing, the Administrative Agent (i) may treat the(c) payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 9.04, (ii) may rely on the Register to the extent set forth in Section 9.04(b), (iii) may consult with legal counsel (including counsel to the Company), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or the Issuing Bank and shall not be responsible to any Lender or the Issuing Bank for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). . Posting of Communications.SECTION 8.03 Each Borrower agrees that the Administrative Agent may, but shall not be(a) obligated to, make any Communications available to the Lenders and the Issuing Bank by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). Although the Approved Electronic Platform and its primary web portal are(b) secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuing Bank and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, the Issuing Bank and the Borrowers hereby approves distribution of the 112 729683662 742706999 other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender and the Issuing Bank. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent. Acknowledgements of Lenders and Issuing Bank.SECTION 8.06 Each Lender represents that it is engaged in making, acquiring or holding(a) commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. Each Lender, by delivering its signature page to this Agreement on the(b) Effective Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date. (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies(c) such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by 115 729683662 742706999 applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.06(c) shall be conclusive, absent manifest error. Each Lender hereby further agrees that if it receives a Payment(ii) from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. (iii) Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party. (iv) Each party’s obligations under this Section 8.06(c) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document. Certain ERISA Matters.SECTION 8.07 Each Lender (x) represents and warrants, as of the date such Person(a) became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the 116 729683662 742706999

Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or (y) arise out of any claim, litigation, investigation or proceeding that does not involve an act or omission by any Borrower or any of their respective Affiliates and that is brought by another Indemnitee against such Indemnitee (other than any such claim, litigation, investigation or proceeding brought against the Administrative Agent (in its capacity as such) by any other Indemnitee). This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. Each Lender severally agrees to pay any amount required to be paid by the(c) Company under paragraph (a) or (b) of this Section 9.03 to the Administrative Agent and the Issuing Bank, and each Related Party of any of the foregoing Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the BorrowerBorrowers and without limiting the obligation of theany Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent Indemnitee in its capacity as such; provided further that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. To the extent permitted by applicable law none of the Company or any of(d) its Subsidiaries shall, nor shall any Indemnitee assert, and each such Person party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Company or any of its Subsidiaries of any obligation such party may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. 123 729683662 742706999 banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrowers and other companies with which the Borrowers may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion. In addition, the Borrowers acknowledge and agree, and acknowledge their subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrowers may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrowers by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrowers in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrowers also acknowledge that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrowers, confidential information obtained from other companies. USA PATRIOT Act. Each Lender that is subject to theSECTION 9.16 requirements of the USA PATRIOT Act of 2001 (the “Patriot Act”) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act. Acknowledgement and Consent to Bail-In of EEAAffectedSECTION 9.17 Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEAAffected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEAthe applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: the application of any Write-Down and Conversion Powers by an EEAthe applicable(a) Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEAAffected Financial Institution; and the effects of any Bail-In Action on any such liability, including, if applicable:(b) a reduction in full or in part or cancellation of any such liability;(i) a conversion of all, or a portion of, such liability into shares or other instruments of(ii) ownership in such EEAAffected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or 133 729683662 742706999 other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or the variation of the terms of such liability in connection with the exercise of the(iii) Write-Down and Conversion Powers of any EEAthe applicable Resolution Authority Acknowledgement Regarding Any Supported QFCs. To theSECTION 9.18 extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. SECTION 9.18 Anti-Money Laundering. Each Loan PartySECTION 9.19 acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding each Loan Party, their respective directors, authorized signing officers, direct or indirect shareholders or other Persons in control of any Loan Party, and the transactions contemplated hereby. Each Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assign or participant of a Lender or the Administrative 134 729683662 742706999

Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence. SECTION 9.19 Judgment Currency. If for the purposes ofSECTION 9.20 obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with such other currency at the Administrative Agent’s New York office on the Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Lender, the Issuing Bank or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Issuing Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Lender, the Issuing Bank or the Administrative Agent, as the case may be, in the Specified Currency, the applicable Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Issuing Bank or the Administrative Agent, as the case may be, against such loss. If the amount of the Specified Currency so purchased is greater than the sum originally due to such Lender, the Issuing Bank or the Administrative Agent, as the case may be, in the Specified Currency, the applicable Lender, the Issuing Bank or the Administrative Agent, as the case may be, agrees to return the amount of any such excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law). This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order. 135 729683662 742706999

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. DECKERS OUTDOOR CORPORATION, as the Company By _________________________ Name: Title: DECKERS EUROPE LIMITED, as a Designated Borrower By _________________________ Name: Title: DECKERS UK LTD, as a Designated Borrower By _________________________ Name: Title: DECKERS BENELUX B.V., as a Designated Borrower By _________________________ Name: Title: By _________________________ Name: Title: DECKERS OUTDOOR CANADA ULC, as a Designated Borrower By _________________________ Name: Title: [Signature Page to Credit Agreement] 729683662 742706999

742728905 B-1 Exhibit B to Amendment No. 1 CONSENT Dated as of September 17, 2021 Each of the undersigned hereby (a) acknowledges that (i) it has reviewed Amendment No. 1, dated as of September 17, 2021 (the “Amendment”; capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the Amendment) to the Credit Agreement, dated as of September 20, 2018, as amended, among Deckers Outdoor Corporation, the Designated Borrowers, the Lenders party thereto and the Administrative Agent, (ii) the Guaranty and each other Loan Document to which it is a party remains in full force and effect, and (iii) under the terms of the Guaranty, it guarantees the Guarantied Obligations (as defined in the Guaranty), and (b) agrees that the Guaranty and each other Loan Document to which it is a party is hereby reaffirmed, ratified, approved and confirmed in each and every respect, except that, upon the effectiveness of, and on and after the date of, this Amendment, each reference in the Guaranty or such other Loan Document to the Credit Agreement, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by the Amendment.

742728905 B-2 [Signature page to Consent] DECKERS OUTDOOR CORPORATION By: Name: Title: DECKERS CONSUMER DIRECT CORPORATION By: Name: Title: DECKERS RETAIL, LLC By: Name: Title: